EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-221335) of First Guaranty Bancshares, Inc. of our report dated March 16, 2020, relating to the consolidated financial statements of First Guaranty Bancshares, Inc. and subsidiary appearing in the Annual Report on Form 10-K of First Guaranty Bancshares, Inc. for the year ended December 31, 2019.
/s/ Castaing, Hussey & Lolan, LLC
New Iberia, Louisiana
March 16, 2020